State of Delaware
Secretary of State
Division of Corporations
Delivered 04:36 PM 05/28/2014
FILED 03:15 PM 05/28/2014
SRV 140732928 - 5185846 FILE

CERTIFICATE OF MERGER

OF

PROJECT FUSE LLC

(a Delaware limited liability company)

WITH AND INTO

FUSE MEDICAL, LLC

(a Delaware limited liability company)

* * * * * * * * * *

In accordance with the provisions of Title 6, §18-209 of the Limited Liability Company Act of the State of Delaware

* * * * * * * * * *

Fuse Medical, LLC, a limited liability company duly organized and existing under and by virtue of the laws of the State of Delaware (the "Fuse"), desiring to merge Project Fuse LLC, a Delaware limited liability company ("Merger Sub"), with and into Fuse, pursuant to the provisions of Title 6, §18-209 of the Limited Liability Company Act of the State of Delaware, DOES HEREBY CERTIFY as follows:

FIRST: The name of the surviving limited liability company is Fuse Medical, LLC and the name of the limited liability company being merged into this surviving limited liability company is Project Fuse LLC.

SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent limited liability companies.

THIRD: The name of the surviving limited liability company is Fuse Medical, LLC.

FOURTH: The merger is to become effective on May 28, 2014.

FIFTH: An executed copy of the Agreement and Plan of Merger is on file at the place of business of the surviving limited liability company: 4770 Bryant Irvin Court, Suite 400, Fort Worth, Texas 76107.

SIXTH: A copy of the Agreement of Merger will be furnished by the surviving limited liability company on request, without cost, to any member of the constituent limited liability company.

[signature page follows]

IN WITNESS WHEREOF, said surviving limited liability company has caused this certificate to be signed by an authorized person, this 28 day of May, 2014.

FUSE MEDICAL, LLC, a Delaware limited liability company

By: ______________________
Name: D. Alan Meeker
Title: Manager